EXHIBIT 99.1

Silver Triangle Building
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: October 7, 2014

Investor Relations: Douglas W. Busk
Senior Vice President and Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

NASDAQ Symbol: CACC

CREDIT ACCEPTANCE ANNOUNCES
CERTAIN OPERATING RESULTS

Southfield, Michigan – October 7, 2014 – Credit Acceptance Corporation (NASDAQ: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) announced today certain operating results in connection with our previously announced tender offer to purchase up to 995,698 shares of our outstanding common stock at a price of $125.54 per share. The tender offer will expire at 5:00 p.m., New York City time, on Monday, October 20, 2014, unless extended by us.

Consumer Loan Performance

Dealers assign retail installment contracts (referred to as “Consumer Loans”) to Credit Acceptance. At the time a Consumer Loan is submitted to us for assignment, we forecast future expected cash flows from the Consumer Loan. Based on the amount and timing of these forecasts and expected expense levels, an advance or one-time purchase payment is made to the related dealer at a price designed to achieve an acceptable return on capital. If Consumer Loan performance equals or exceeds our initial expectation, it is likely our target return on capital will be achieved.

We use a statistical model to estimate the expected collection rate for each Consumer Loan at the time of assignment. We continue to evaluate the expected collection rate of each Consumer Loan subsequent to assignment. Our evaluation becomes more accurate as the Consumer Loans age, as we use actual performance data in our forecast. By comparing our current expected collection rate for each Consumer Loan with the rate we projected at the time of assignment, we are able to assess the accuracy of our initial forecast. The following table compares our forecast of Consumer Loan collection rates as of August 31, 2014 with the forecasts as of June 30, 2014, as of December 31, 2013, and at the time of assignment, segmented by year of assignment:

	Forecasted Collection Percentage as of				Variance in Forecasted Collection Percentage from
Consumer Loan Assignment Year	August 31, 2014	June 30, 2014	December 31, 2013	Initial Forecast	June 30, 2014	December 31, 2013	Initial Forecast
2005	73.7%	73.7%	73.7%	74.0%	0.0%	0.0%	-0.3%
2006	70.0%	70.0%	70.0%	71.4%	0.0%	0.0%	-1.4%
2007	68.0%	68.0%	67.9%	70.7%	0.0%	0.1%	-2.7%
2008	70.3%	70.3%	70.1%	69.7%	0.0%	0.2%	0.6%
2009	79.4%	79.3%	79.2%	71.9%	0.1%	0.2%	7.5%
2010	77.2%	77.2%	77.0%	73.6%	0.0%	0.2%	3.6%
2011	74.0%	74.1%	74.1%	72.5%	-0.1%	-0.1%	1.5%
2012	73.4%	73.4%	73.5%	71.4%	0.0%	-0.1%	2.0%
2013	73.5%	73.3%	73.3%	72.0%	0.2%	0.2%	1.5%
2014 (1)	72.9%	72.8%	—	72.4%	0.1%	—	0.5%

(1)
The forecasted collection rate for 2014 Consumer Loans as of August 31, 2014 includes both Consumer Loans that were in our portfolio as of June 30, 2014 and Consumer Loans assigned during the the past two months. The following table provides forecasted collection rates for each of these segments:

	Forecasted Collection Percentage as of
2014 Consumer Loan Assignment Period	August 31, 2014	June 30, 2014	Variance
January 1, 2014 through June 30, 2014	73.1%	72.8%	0.3%
July 1, 2014 through August 31, 2014	72.3%	—	—

Consumer Loans assigned in 2009 through 2013 have yielded forecasted collection results materially better than our initial estimates, while Consumer Loans assigned in 2006 and 2007 have yielded forecasted collection results materially worse than our initial estimates.  For all other assignment years presented, actual results have been very close to our initial estimates.  For the two months ended August 31, 2014, forecasted collection rates improved for Consumer Loans assigned in 2013 and 2014 and were generally consistent with expectations at the start of the period for all other assignment years presented. For the eight months ended August 31, 2014, forecasted collection rates improved for Consumer Loans assigned in 2008 through 2010, 2013 and 2014, and were generally consistent with expectations at the start of the period for all other assignment years presented.

Forecasting collection rates accurately at loan inception is difficult. With this in mind, we establish advance rates that are intended to allow us to achieve acceptable levels of profitability, even if collection rates are less than we currently forecast.

The following table presents forecasted Consumer Loan collection rates, advance rates, the spread (the forecasted collection rate less the advance rate), and the percentage of the forecasted collections that had been realized as of August 31, 2014. All amounts, unless otherwise noted, are presented as a percentage of the initial balance of the Consumer Loan (principal + interest). The table includes both dealer loans and purchased loans.

	As of August 31, 2014
Consumer Loan Assignment Year	Forecasted Collection %	Advance % (1)	Spread %	% of Forecast Realized (2)
2005	73.7%	46.9%	26.8%	99.8%
2006	70.0%	46.6%	23.4%	99.5%
2007	68.0%	46.5%	21.5%	99.1%
2008	70.3%	44.6%	25.7%	98.7%
2009	79.4%	43.9%	35.5%	98.8%
2010	77.2%	44.7%	32.5%	96.8%
2011	74.0%	45.5%	28.5%	87.6%
2012	73.4%	46.3%	27.1%	69.1%
2013	73.5%	47.6%	25.9%	40.7%
2014	72.9%	48.2%	24.7%	11.6%

(1)
Represents advances paid to dealers on Consumer Loans assigned under our portfolio program and one-time payments made to dealers to purchase Consumer Loans assigned under our purchase program as a percentage of the initial balance of the Consumer Loans. Payments of dealer holdback and accelerated dealer holdback are not included.

(2)	Presented as a percentage of total forecasted collections.

The risk of a material change in our forecasted collection rate declines as the Consumer Loans age. For 2010 and prior Consumer Loan assignments, the risk of a material forecast variance is modest, as we have currently realized in excess of 90% of the expected collections. Conversely, the forecasted collection rates for more recent Consumer Loan assignments are less certain as a significant portion of our forecast has not been realized.

The spread between the forecasted collection rate and the advance rate declined during the 2005 through 2007 period as we increased advance rates during this period in response to a more difficult competitive environment. During 2008 and 2009, the spread increased as the competitive environment improved, and we reduced advance rates. In addition, during 2009, the spread was positively impacted by better than expected Consumer Loan performance. During the 2010 through 2013 period, the spread decreased as we again increased advance rates in response to the competitive environment. The decline in the spread from 2013 to 2014 is primarily the result of the performance of 2013 Consumer Loans, which has exceeded our initial expectations by a greater margin than 2014 Consumer Loans.

Consumer Loan Volume

The following table summarizes changes in Consumer Loan assignment volume in each of the last seven quarters as compared to the same period in the previous year:

	Year over Year Percent Change
Three Months Ended	Unit Volume	Dollar Volume (1)
March 31, 2013	-2.9%	-0.4%
June 30, 2013	8.4%	10.5%
September 30, 2013	11.0%	15.9%
December 31, 2013	12.6%	11.3%
March 31, 2014	14.3%	16.2%
June 30, 2014	4.5%	5.7%
September 30, 2014	4.7%	(2)

(1)
Represents advances paid to dealers on Consumer Loans assigned under our portfolio program and one-time payments made to dealers to purchase Consumer Loans assigned under our purchase program. Payments of dealer holdback and accelerated dealer holdback are not included.

(2)	Dollar volume grew 2.4% for the two month period ended August 31, 2014. September 2014 dollar volume was unavailable at the time of this release.

Consumer Loan assignment volumes depend on a number of factors including (1) the overall demand for our product, (2) the amount of capital available to fund new loans, and (3) our assessment of the volume that our infrastructure can support. Our pricing strategy is intended to maximize the amount of economic profit we generate, within the confines of capital and infrastructure constraints.

Unit volume grew 4.7% during the quarter ended September 30, 2014 as the number of active dealers grew 9.8% and average volume per active dealer declined 4.6%. We believe the decline in volume per dealer is the result of increased competition.

The following table summarizes the changes in Consumer Loan unit volume and active dealers:

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Consumer Loan unit volume	52,086	49,762	4.7%	168,282	155,573	8.2%
Active dealers (1)	5,023	4,573	9.8%	6,556	5,836	12.3%
Average volume per active dealer	10.4	10.9	-4.6%	25.7	26.7	-3.7%

(1)	Active dealers are dealers who have received funding for at least one dealer loan or purchased loan during the period.

The following table provides additional information on the changes in Consumer Loan unit volume and active dealers:

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Consumer Loan unit volume from dealers active both periods	39,662	41,800	-5.1%	141,400	142,335	-0.7%
Dealers active both periods	3,098	3,098	-	4,262	4,262	-
Average volume per dealers active both periods	12.8	13.5	-5.1%	33.2	33.4	-0.7%

Consumer Loan unit volume from new dealers	2,594	2,672	-2.9%	17,180	20,117	-14.6%
New active dealers (1)	628	571	10.0%	1,774	1,864	-4.8%
Average volume per new active dealers	4.1	4.7	-12.8%	9.7	10.8	-10.2%

Attrition (2)	-16.0%	-13.4%		-8.5%	-8.4%

(1)	New active dealers are dealers who enrolled in our program and have received funding for their first dealer loan or purchased loan from us during the period.

(2)
Attrition is measured according to the following formula: decrease in Consumer Loan unit volume from dealers who have received funding for at least one dealer loan or purchased loan during the comparable period of the prior year but did not receive funding for any dealer loans or purchased loans during the current period divided by prior year comparable period Consumer Loan unit volume.

Notice to Investors

This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Credit Acceptance’s common stock.  The solicitation of offers to buy Credit Acceptance’s common stock is only being made pursuant to the Offer to Purchase and related materials that Credit Acceptance has filed on Schedule TO with the Securities and Exchange Commission (the “SEC”).  Shareholders are urged to read Credit Acceptance’s Tender Offer Statement on Schedule TO (the “Statement”) filed with the SEC in connection with the tender offer, which includes as exhibits the Offer to Purchase and the related Letter of Transmittal, as well as any amendments or supplements to the Statement when they become available, because they contain important information.  Each of these documents has been or will be filed with the SEC, and shareholders may obtain them free of charge from the SEC at the SEC’s Website (http://www.sec.gov/) or from Georgeson, Inc., the Information Agent for the tender offer, toll free at (866) 729-6818.

Cautionary Statement Regarding Forward-Looking Information

Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target” and those regarding our future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A to our Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 14, 2014, other risk factors discussed herein or listed from time to time in our reports filed with the Securities and Exchange Commission and the following:

•	Our inability to accurately forecast and estimate the amount and timing of future collections could have a material adverse effect on results of operations.

•	We may be unable to execute our business strategy due to current economic conditions.

•	We may be unable to continue to access or renew funding sources and obtain capital needed to maintain and grow our business.

•	The terms of our debt limit how we conduct our business.

•	A violation of the terms of our asset-backed secured financing facilities or revolving secured warehouse facilities could have a materially adverse impact on our operations.

•
The conditions of the U.S. and international capital markets may adversely affect lenders with which we have relationships, causing us to incur additional costs and reducing our sources of liquidity, which may adversely affect our financial position, liquidity and results of operations.

•	Our substantial debt could negatively impact our business, prevent us from satisfying our debt obligations and adversely affect our financial condition.

•	Due to competition from traditional financing sources and non-traditional lenders, we may not be able to compete successfully.

•	We may not be able to generate sufficient cash flows to service our outstanding debt and fund operations and may be forced to take other actions to satisfy our obligations under such debt.

•	Interest rate fluctuations may adversely affect our borrowing costs, profitability and liquidity.

•
Reduction in our credit rating could increase the cost of our funding from, and restrict our access to, the capital markets and adversely affect our liquidity, financial condition and results of operations.

•	We may incur substantially more debt and other liabilities. This could exacerbate further the risks associated with our current debt levels.

•	The regulation to which we are or may become subject could result in a material adverse effect on our business.

•
Adverse changes in economic conditions, the automobile or finance industries, or the non-prime consumer market could adversely affect our financial position, liquidity and results of operations, the ability of key vendors that we depend on to supply us with services, and our ability to enter into future financing transactions.

•	Litigation we are involved in from time to time may adversely affect our financial condition, results of operations and cash flows.

•	Changes in tax laws and the resolution of uncertain income tax matters could have a material adverse effect on our results of operations and cash flows from operations.

•	Our dependence on technology could have a material adverse effect on our business.

•	Reliance on third parties to administer our ancillary product offerings could adversely affect our business and financial results.

•	We are dependent on our senior management and the loss of any of these individuals or an inability to hire additional team members could adversely affect our ability to operate profitably.

•	Our reputation is a key asset to our business, and our business may be affected by how we are perceived in the marketplace.

•	The concentration of automotive dealers that participate in our program in several states could adversely affect us.

•	Failure to properly safeguard confidential consumer information could subject us to liability, decrease our profitability and damage our reputation.

•
A small number of our shareholders have the ability to significantly influence matters requiring shareholder approval and such shareholders have interests which may conflict with the interests of our other security holders.

•	Reliance on our outsourced business functions could adversely affect our business.

•
Natural disasters, acts of war, terrorist attacks and threats or the escalation of military activity in response to these attacks or otherwise may negatively affect our business, financial condition and results of operations.

Other factors not currently anticipated by management may also materially and adversely affect our results of operations. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Since 1972, Credit Acceptance has offered automobile dealers financing programs that enable them to sell vehicles to consumers, regardless of their credit history. Our financing programs are offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our financing programs, consumers are often unable to purchase a vehicle or they purchase an unreliable one. Further, as we report to the three national credit reporting agencies, an important ancillary benefit of our programs is that we provide a significant number of our consumers with an opportunity to improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC. For more information, visit creditacceptance.com.